EXHIBIT 99.4

Third Quarter 2008

Earnings Conference Call

October 28, 2008

Third Quarter 2008 Earnings –
Cash Flow YTD 2008

($ in millions)

$10,100

Cash

Flow From

Operations

$8,100

Beginning

Cash

$2,000

12/31/07

Available

Cash

$3,200

Capex

$3,300

Acquisitions

$680

Dividends

$1,500

Share

Repurchase

$30

Other

$1,450

Ending Cash

Balance

9/30/08

Third Quarter 2008 Earnings – Cash Flow

*See attached for GAAP reconciliation.

Third Quarter 2008 Earnings – Balance Sheet

Total Company Debt

$1.8 billion at September 30, 2008, and unchanged from December
31, 2007;

Debt to total capitalization rate is 6%;

Upcoming debt maturities

$714 million due in 2009;

$239 million due in 2010;

$368 million due in 2012.

Cash and liquidity

$1.45 billion of cash on hand at September 30, 2008;

Recent $1 billion five-year notes offering could be used to cover debt maturities and we will pay $1.25 billion for the recent PXP transaction;

Available unused lines of committed bank credit of $1.5 billion;

Pro forma debt to total capitalization (for recent debt issue) is 9%, or $0.98 per BOE of proved reserves.

Third Quarter 2008 Earnings – Highlights

Net Income - $2.3 B vs. $1.3 B in 3Q-07

EPS $2.78 (diluted) vs. $1.58 in 3Q-07

+76% year-over-year

Core Results - $2.3 B vs. $1.2 B in 3Q-07

Core EPS $2.78 (diluted) vs. $1.45 in 3Q-07 (with WTI at $75)

+92% year-over-year

Third Quarter 2008 Earnings - Oil & Gas
Segment Variance Analysis - 3Q08 vs. 3Q07

Core Results for 3Q08 of $3.618 Billion vs. $1.914 Billion in 3Q07

+89% year-over-year

($ in millions)

$1,914

3Q 07

$1,769

Sales Price

$165

Sales

Volume/Mix

$6

Exploration

Expense

$236

*All Others

$3,618

3Q 08

*All Others include: DD&A rate increase and higher operating expenses.

Third Quarter 2008 Earnings –
Oil & Gas Segment

3Q08

3Q07

Reported Segment Earnings ($ mm)

$3,618

$1,955

Oxy’s Realized Prices

Worldwide Oil ($/bbl)

$104.15

$67.81

US Natural Gas ($/mcf)

$9.35

$5.90

WTI Oil Price ($/bbl)

$117.98

$75.38

NYMEX Gas Price ($/mcf)

$10.72

$6.69

Third Quarter 2008 Earnings –
Oil & Gas Segment

3Q08

3Q07

Oil and Gas Production (mboe/d)

588

570

+3.2% year-over-year

Improvement largely due to:

the Dolphin Project (+31 mboe/d);

Partially offset by:

Lower volumes attributable to Hurricane Ike (-5 mboe/d), and;

Lower volumes from Libya operations due to the new contract (-13 mboe/d).

Exploration expense was $61 mm in 3Q08, below our guidance
of $90 to $110 million.

Oil and Gas production costs were $14.80 per boe through nine months of 2008 vs. $12.33 per boe for full-year 2007.

Approximately 38% of the increase is related to increased energy costs reflecting higher production taxes and ad valorem taxes.  Higher costs were also a function of increased workovers and field operating costs.

Third Quarter 2008 Earnings – Chemical
Segment Variance Analysis – 3Q08 vs. 3Q07

Core Results for 3Q08 of $219 Million vs. $212 Million in 3Q07

Results higher primarily due to higher caustic soda prices and, better than our guidance of $135 to $150 million.

($ in millions)

$212

3Q 07

$309

Sales Price

$86

Sales

Volume/Mix

$224

*Operations/

Manufacturing

$8

All Others

$219

3Q 08

*Higher energy and feedstock costs

Third Quarter 2008 Earnings - Midstream
Segment Variance Analysis - 3Q08 vs. 3Q07

Core Results for 3Q08 of $66 Million vs. $86 Million in 3Q07

Earnings decline due to lower crude oil marketing margins, partially offset by higher Dolphin pipeline income, higher NGL margins, and improved margins for power generation.

($ in millions)

$86

3Q 07

$77

*Marketing

$33

Pipeline -

Dolphin start-up

$24

All Others

$66

3Q 08

*Includes negative mark to market adjustments in crude oil marketing.

Third Quarter 2008 Earnings –
Nine Months Results

YTD2008

YTD2007

Net Income ($ mm)

$6,414

$3,948

Record income, +62% year-over-year.

Nine months net income for 2007 included $1 billion benefit, net of tax for the items noted on the schedule reconciling net income to core results.

EPS (diluted)

$7.79

$4.69

Oil and Gas Production (mboe/day)

  594

  563

+5.5% year-over-year

Capital spending was $1.2 billion in 3Q08 and $3.2 billion YTD
2008.

We expect total 2008 capital spending to be approximately $4.5 to $4.7 billion.

Our preliminary estimate is that 2009 capital spending will be no greater than this year’s.

Third Quarter 2008 Earnings –
Shares Outstanding and Financial Returns

Spent $1.5 billion this year to repurchase 19.4 million
shares through 9/30/08.

Shares Outstanding (mm)

YTD08

9/30/08

Weighted Average Basic

820.1

Weighted Average Diluted

823.8

Basic Shares Outstanding

810.1

Diluted Shares Outstanding

813.8

Annualized ROE of 34%, and ROCE* of 32%.

*See attached for GAAP reconciliation.

Third Quarter 2008 Earnings – 4Q08 Outlook

We expect oil and gas production to be in the range of 610 to
625 mboe/d in 4Q08, at approximately current oil prices.

Production increases are expected from:

Middle East and North Africa, reflecting lower prices on our PSCs;

Our domestic operations, and;

Argentina

Commodity Price Sensitivity – Earnings

A $40 per barrel decrease in oil prices from 3Q08 would reduce 4Q08 pre-tax Oil and Gas earnings by about $1.5 billion.

Further changes of $5 per barrel in oil prices will impact Oil and Gas quarterly pre-tax earnings by about $190 million.

A $3.00 per mm BTUs decline in domestic gas prices from 3Q08 would decrease Oil and Gas quarterly pre-tax earnings by $140 million.

We expect 4Q08 exploration expense to be about $150 million.

Third Quarter 2008 Earnings - 4Q08 Outlook

We expect 4Q08 Chemical earnings to be about $150 million.

High caustic soda prices are expected to continue through the period;

Partially offset by weakness in the construction and housing markets impacting domestic demand;

Despite difficult economic conditions, a seasonally weak fourth quarter and concerns over export opportunities over the balance of the year, we believe this approximate earnings amount is likely.

We expect our combined worldwide tax rate to be about 44%
in 4Q08.

The expected sequential increase in the rate is due to proportionally higher foreign source income and higher anticipated currently non-
deductible foreign exploration.

Occidental Petroleum Corporation

Return on Capital Employed (% )

($ Millions)

		Nine
		Months	Annualized
Reconciliation to Generally Accepted Accounting Principles (GAAP)	2007	2008	2008
GAAP measure - earnings applicable to common shareholders	5,400	6,414
Interest expense	199	10
Tax effect of interest expense	(70)	(4)
Earnings before tax-effected interest expense	5,529	6,420

GAAP stockholders' equity	22,823	26,937

DEBT
GAAP debt
Debt, including current maturities	1,788	1,771
Non-GAAP debt
Capital lease obligation	25	25
Subsidiary preferred stock	-	-
Total debt	1,813	1,796

Total capital employed	24,636	28,733

Return on Capital Employed (%)	23.6	24.1	32.1

Occidental Petroleum Corporation

Cash Flow Available For Capital and Other Uses

Reconciliation to Generally Accepted Accounting Principles (GAAP)

($ Millions)

					9 Months
	2004	2005	2006	2007	2008
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities
Operating cash flow from continuing operations	3,282	4,740	5,931	6,660	8,103
Operating cash flow from discontinued operations	596	597	422	138	33
Cash flow from operating activities	3,878	5,337	6,353	6,798	8,136

Cash flow from investing activities
Investing cash flow from continuing operations	(2,287)	(3,033)	(4,360)	(3,117)	(6,570)
Investing cash flow from discontinued operations	(141)	(128)	(23)	(11)	-
Cash flow from investing activities	(2,428)	(3,161)	(4,383)	(3,128)	(6,570)

Cash flow from financing activities	(821)	(1,187)	(2,819)	(3,045)	(2,078)
Change in cash	629	989	(849)	625	(512)

Cash Flow Available for Capital and Other Uses
Cash Flow From Continuing Operations	3,282	4,740	5,931	6,660
Less:
Dividends paid	(424)	(483)	(646)	(765)
Adjusted Cash Flow	2,858	4,257	5,285	5,895
Adjust dividends and interest to 2008 annualized rates
Plus:
Interest (net of tax) included above	155	131	85	129
Dividends paid included above	424	483	646	765
Less:
2008 annualized interest (net of tax)	(8)	(8)	(8)	(8)
2008 annualized dividends	(904)	(904)	(904)	(904)
Cash Flow Available for Capital and Other Uses	2,525	3,959	5,104	5,877